Exhibit 32.1

WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chairman of the Board of Directors, President and Chief Executive Officer of Stem Cell Therapy International, Inc. (the “Company”), hereby certify that the Quarterly Report on Form 10-Q of the Company for the six months ended September 30, 2009, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Signature	Title	Date

/s/ David Stark	Chairman of the Board of Directors, President and Chief Executive Officer	November 13, 2009
David Stark

31